EXHIBIT 23.2

[LEBOEUF, LAMB, GREENE & MACRAE L.L.P. LETTERHEAD]

March 20, 2003

Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202

Ladies and Gentlemen:

     We hereby consent to the use of our name under the headings “Description of the First Collateral Trust Bonds,” “Description of the 1939 Mortgage” and “Legal Opinions” in Amendment No. 1 to the Registration Statement No. 333-101913 and the prospectus forming a part of Amendment No. 1.

Very truly yours

LEBOEUF, LAMB, GREENE & MACRAE L.L.P